UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 15, 2017

CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant's telephone number, including area code)

(847) 397-1700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Registrant’s 2017 Annual Meeting of Stockholders was held on November 15, 2017. There were present at the meeting, either in person or by proxy, holders of 121,296,049 shares of common stock.

1. The following nominees were elected to the Registrant’s Board of Directors for the ensuing year. The votes cast for each nominee were as follows:

Nominee	For	Withhold	Broker Non-Votes
Leslie A. Brun	102,967,750	2,727,564	15,600,735
Willie A. Deese	104,571,060	1,124,254	15,600,735
Amy J. Hillman	105,360,253	335,061	15,600,735
Brian P. MacDonald	105,410,062	285,252	15,600,735
Eileen J. Martinson	105,176,096	519,218	15,600,735
Stephen A. Miles	105,358,356	336,958	15,600,735
Robert E. Radway	105,133,572	561,742	15,600,735
Stephen F. Schuckenbrock	105,431,703	263,611	15,600,735
Frank S. Sowinski	105,396,538	298,776	15,600,735
Robert M. Tarkoff	105,437,937	257,377	15,600,735

2. The results of the advisory vote on executive compensation of our Named Executive Officers were as follows:

For	Against	Abstain	Broker Non-Votes
83,805,842	21,524,320	365,152	15,600,735

3. The results of the voting to ratify the appointment of Deloitte & Touche LLP to serve as the Registrant's independent registered public accounting firm for the fiscal year ending June 30, 2018 were as follows:

For	Against	Abstain
120,770,827	261,392	263,830

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017	CDK Global, Inc.

	By:	/s/ JOSEPH A. TAUTGES Joseph A. Tautges Executive Vice President, Chief Financial Officer